SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

 Filed by the registrant |X|
 Filed by a party other than the registrant |_|

 Check the appropriate box:
 |X|  Preliminary proxy statement
 |_|  Confidential for use of the Commission only (as permitted by
       Rule 14a-6(e)(2))
 |_|  Definitive proxy statement
 |_|  Definitive additional materials
 |_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

           The BlackRock North American Government Income Trust Inc.
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               (Name of Registrant as Specified in Its Charter)

                                      N/A
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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 |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 (1) Title of each class of securities to which transaction applies:
      Common Stock, par value $0.01 per share.
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       N/A
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 (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     N/A
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                               PRELIMINARY COPY

           The BlackRock North American Government Income Trust Inc.


Dear Shareholders,

                  We are sending you the enclosed proxy materials in order to ask you to approve a restructuring of The BlackRock North American Government Income Trust Inc. ("BNA"). Since its inception, shares of BNA generally have traded at a discount to net asset value. In the enclosed proxy materials, BNA is asking you to approve changes in its investment objective and certain fundamental investment restrictions in order to change the focus of BNA to enhance its total return performance (i.e, its income and capital appreciation).

                  If you approve the restructuring, BNA would sell all or substantially all of its Canadian securities and thereby reducing its foreign currency exposure. The new BNA would invest in a diversified portfolio consisting primarily of U.S. investment grade bonds, including corporate bonds, U.S. government and agencies and mortgage related securities.

                  BNA believes that if the changes to its objectives and policies discussed in the enclosed proxy materials are approved then, its total return performance may be improved. BNA believes that any such increase in total return performance would be beneficial to stockholders because, in addition to providing a better return it may reduce BNA's trading discount to net asset value and, therefore, maximize shareholder value.

                  The Board of Directors of BNA, including the independent directors, unanimously recommends that you vote "FOR" the restructuring and each of the other proposals in the enclosed proxy materials.



Laurence D. Fink
Chairman



Ralph L. Schlosstein
President




                               PRELIMINARY COPY

                      Important News for Shareholders of
             BlackRock North American Government Income Trust Inc.


        While we encourage you to read the full text of the enclosed proxy statement, here is a brief overview of some matters affecting BNA that you are being asked to vote on.

                          Q&A: Questions and Answers


Q.      Why am I being asked to vote at the special meeting?

A. You are being asked to approve the proposals contained in the enclosed proxy statement to effect a restructuring of BNA. This restructuring would change BNA to a fund that is focused on achieving both monthly income and capital appreciation (i.e, "total return") primarily through investment in a portfolio of U.S. investment grade bonds. In order to complete this restructuring, we are asking you to approve proposals in the enclosed proxy statement to modify BNA's investment objective and to modify or reclassify as non-fundamental certain of BNA's fundamental investment restrictions.

Q.      What is the current focus of BNA?

A. Currently, BNA's investment objective is to "manage a portfolio of investment grade securities to achieve high monthly income consistent with preservation of capital." To achieve this objective, BNA invests in a portfolio of Canadian and U.S. dollar-denominated investment grade securities.

Q.      How will the restructuring affect BNA?

A: If the restructuring is approved, BNA's investment objective would be changed to "providing current income and capital appreciation." To achieve this new objective, BNA would sell all or substantially all of its Canadian securities, thereby eliminating most of its foreign currency exposure, and invest in a diversified portfolio consisting primarily of U.S. investment grade bonds, including corporate bonds, U.S. government and agencies and mortgage related securities. In addition, BNA would invest up to 25% of its managed assets in below investment grade securities which are higher yielding, higher risk securities. After the restructuring, BNA would become a "diversified" fund. This means that BNA would be required to invest its assets in a broader range of issuers than a non-diversified fund and may be less susceptible to any single economic, political or regulatory occurrence than a non-diversified fund.

Q:      Why should I vote in favor of restructuring BNA?

A: Since its inception, shares of BNA generally have traded at a discount to their net asset value. As of April 30, 2002, BNA's shares traded at a 10.80% discount to net asset value. Since its inception and over the periods set forth below, BNA shares traded at the average discount to net asset value set forth opposite each respective period:


                Period                               Discount
                1 year                                9.55%
                3 year                                12.23%
                5 year                                13.51%
      Since inception (12/27/91)                      9.14%


        Over the years, BNA has tried a share repurchase program to reduce BNA's discount to net asset value. However, any reductions in the discount resulting from this program have been temporary. BNA believes that a restructuring of BNA may offer a more permanent solution to its persistent discount to net asset value.

Q:      What are the potential benefits of the restructuring?

A: BNA believes that the restructuring of BNA may improve BNA's total return performance and, therefore, may reduce or eliminate BNA's trading discount to net asset value. BNA believes that by selling all or substantially all of its portfolio of Canadian securities and thereby reducing its foreign currency exposure, investing in a broader array of U.S. investment grade fixed income securities and investing a significant portion of BNA's assets in below investment grade securities which are higher yielding, higher-risk securities, BNA may improve its capital appreciation performance (i.e., increase BNA's net asset value) as well as its income performance (i.e, increase its dividend). BNA believes that any such increased total return performance may be beneficial to stockholders because, in addition to providing a better return, it may reduce BNA's trading discount to net asset value. Of course, there is no guarantee that changing BNA's investment objective and policies will increase total return performance or reduce BNA's discount to net asset value.

Q:      Will BNA's expenses increase?

A: No, the expenses of BNA are expected to remain the same after the restructuring as before the restructuring.

Q.      Will BNA's name change?

A. Yes, to reflect the new investment objective, policies and strategies, BNA would change its name to "BlackRock Income Opportunity Trust" but would continue to trade on the New York Stock Exchange under the ticker symbol "BNA."

Q.      When will the restructuring take place?

A. If approved by stockholders, BNA anticipates that the restructuring will take place within approximately one month after the special meeting.

Q:      How does the Board of Directors recommend that I vote?

A: The Board of Directors of BNA, including the independent directors, unanimously recommends that you vote "FOR" each of the proposals.

Q:      Where can I get more information?

A: You may obtain more information by contacting BlackRock at 1-800-227-7BFM (7236).

Q:      How can I vote?

A:     You may choose one of the following options to vote your shares:

       o By mail, with the enclosed proxy card and return envelope.
       o By telephone, with a toll free call to the telephone number that appears on your proxy card.
       o By internet, by following the steps on the enclosed proxy card.
       o In person at the stockholder meeting (see details in the enclosed proxy statement).

         Please vote all proposals on the enclosed proxy card. BlackRock and BNA employ procedures for internet and telephone voting that they consider to be reasonable to confirm that the instructions received are genuine. If reasonable procedures are employed, neither BlackRock nor BNA will be liable for following internet or telephone instructions they believe to be genuine. Thank you for mailing your proxy card promptly. Do not mark or return your proxy card if you voted by telephone or internet.




                               PRELIMINARY COPY

           THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                             GATEWAY CENTER THREE
                              100 MULBERRY STREET
                           NEWARK, NEW JERSEY 07102

                              ------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 31, 2002

                              ------------------


To the Stockholders of BNA:

                  The Special Meeting of Stockholders of The BlackRock North American Government Income Trust Inc. ("BNA" or the "Trust") will be held at the East Side Marriott Hotel, 525 Lexington Avenue, New York, New York on Wednesday, July 31, 2002 at 10:00 a.m. (New York City Time) for the following purposes:

                  1.  To approve a change in BNA's investment objective.

                  2. To modify BNA's fundamental investment restriction concerning senior securities and borrowing.

                  3. To modify BNA's fundamental investment restriction concerning investment in real estate.

                  4. To modify BNA's fundamental investment restriction concerning the purchase or sale of commodities.

                  5. To reclassify BNA's fundamental investment restriction concerning investing for the purpose of exercising control over management from fundamental to non-fundamental.

                  6. To reclassify BNA's fundamental investment restriction concerning short sales from fundamental to non-fundamental.

                  THE BOARD OF DIRECTORS OF BNA, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

                  We encourage you to contact BlackRock at (800) 227-7BFM
(7236) if you have any questions.


                  The Board of Directors has fixed the close of business on June 24, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                                     By order of the Board of
                                                        Directors of The
                                                        BlackRock North
                                                        American Government
                                                        Income Trust Inc.

                          Anne F. Ackerley, Secretary

New York, New York
June 26, 2002


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY TELEPHONE, INTERNET OR MAIL. (IF VOTING BY MAIL PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.) IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR PROXY CARD TODAY.






           THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                             GATEWAY CENTER THREE
                              100 MULBERRY STREET
                           NEWARK, NEW JERSEY 07102

                                  -----------

                                PROXY STATEMENT

                                  -----------

                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, JULY 31, 2002

                                 INTRODUCTION

                  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of The BlackRock North American Government Income Trust Inc. ("BNA" or the "Trust") of proxies to be voted at the Special Meeting of Stockholders of BNA to be held on Wednesday, July 31, 2002, and any adjournment or postponement thereof (the "Special Meeting"). The Meeting will be held at the East Side Marriott Hotel, 525 Lexington Avenue, New York, New York, on July 31, 2002 at 10:00 a.m. (New York City Time).

                                    SUMMARY

                  At the Special Meeting, stockholders will be asked to approve a restructuring of BNA by modifying BNA's investment objective and to consider a number of issues relating to BNA's fundamental investment restrictions.

                  Proposal 1 asks BNA stockholders to approve a change in BNA's investment objective.

                  Proposals 2 to 6 ask BNA stockholders to approve changes in the fundamental investment policies of BNA. Stockholders are being asked to modify or to reclassify as non-fundamental certain of BNA's investment policies primarily to permit BNA to have increased investment flexibility.

                  Any proxy may be revoked at any time prior to the exercise thereof by submitting another written proxy bearing a later date or by giving written notice to the Secretary of BNA at the address indicated above or by voting in person at the Meeting.

                  The cost of soliciting proxies will be borne by BNA. In addition, certain officers, directors and employees of Prudential Investments Fund Management LLC and BlackRock Advisors, Inc. (the "Advisor") may solicit proxies by telephone or mail. BNA will employ Georgeson Shareholder Communications Inc. pursuant to its standard contract as proxy solicitor, the cost of which is estimated to be approximately $3,500. All other expenses of the Special Meeting will also be borne by BNA.

                  The affirmative vote of a "majority of the outstanding voting securities" of BNA, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is necessary to approve each Proposal. As defined in the 1940 Act, the vote of a "majority of the outstanding voting securities" of BNA means the vote of (i) 67% or more of BNA's outstanding shares present at a meeting, if the holders of more than 50% of the outstanding shares of BNA are present or represented by proxy, or (ii) more than 50% of BNA's outstanding shares, whichever is less.

                  Broker non-votes are shares held in street name for which instructions on a particular proposal have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the effect of being counted against the outcome of the vote on the Proposals.

                  The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. If you properly execute your proxy card and give no voting instructions your shares will be voted FOR the Proposals.

                  The Board of BNA has fixed the close of business on June 24, 2002, as the record date for the determination of stockholders of BNA entitled to notice of and to vote at the Meeting. Stockholders of BNA on that date will be entitled to one vote on each matter to be voted on for each share held and a fractional vote with respect to fractional shares with no cumulative voting rights.

                  At the close of business on June 24, 2002, BNA had outstanding 34,449,693 shares of Common Stock, par value $0.01 per share, which is the only authorized class of stock.

                  The principal executive offices of BNA are located at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. The Advisor is located at 100 Bellevue Parkway, Wilmington, Delaware 19809. This proxy statement and the enclosed proxy card are first being sent to BNA stockholders on or about June 26, 2002.

                  BNA will furnish, without charge, a copy of its most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to any stockholder upon request. Requests should be directed to BlackRock Advisors, Inc., 100 Bellevue Parkway, Wilmington, DE 19809 (telephone number (800) 227-7BFM(7236)).

                  The only person known to BNA to own beneficially more than 5% of the outstanding shares of BNA as of May 13, 2002 is set forth below:

Name and Address                  Number of Shares of
of Beneficial Owner               Beneficial Ownership    Percent Owned

Wachovia Corporation                 9,820,448(1)             28.5%
One Wachovia Center
Charlotte, NC  28288-0137

------------
(1) As reported in Form 13F-HR dated May 13, 2002, filed with the Securities and Exchange Commission.


                  YOUR VOTE AT THIS SPECIAL MEETING IS ESPECIALLY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE VOTE BY TELEPHONE, INTERNET OR MAIL. IF YOU ARE VOTING BY TELEPHONE OR INTERNET PLEASE FOLLOW THE STEPS ON THE ENCLOSED PROXY CARD. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET PLEASE DO NOT RETURN YOUR PROXY CARD.





                  PROPOSAL NO. 1: TO MODIFY BNA'S INVESTMENT
                                   OBJECTIVE

SUMMARY

                  Stockholders are being asked to approve a modification to BNA's investment objective as part of a restructuring of BNA. In order to attempt to achieve a reduction in BNA's trading discount to net asset value, BNA is proposing that stockholders approve a restructuring in which BNA would adopt a new investment objective, investment policies and investment strategies (as discussed below).

                  BNA believes that by selling substantially all of its portfolio of Canadian securities and thereby reducing its foreign currency exposure, investing in a broader array of U.S. investment grade fixed income securities and investing a significant portion of BNA's assets in below investment grade securities which are higher yielding, higher risk securities pursuant to the investment objective and policies proposed below, BNA may improve its capital appreciation performance (i.e, increase its net asset value) as well as its income performance (i.e., its dividend). BNA believes that any such increased total return performance may be beneficial to stockholders because, in addition to providing a better return, it may reduce BNA's trading discount to net asset value and, therefore, maximize shareholder value. Of course, there is no guarantee that changing BNA's investment objective and policies will increase total return performance or reduce BNA's discount to net asset value.

                  Currently, BNA's investment objective is "to manage a portfolio of investment grade securities to achieve high monthly income consistent with the preservation of capital," which BNA attempts to achieve primarily through investments in Canadian and U.S. dollar-denominated government securities ("Current BNA"). BNA is proposing to change its investment objective to one of "providing current income and capital appreciation," which BNA would attempt to achieve by investing primarily in a diversified portfolio of investment grade bonds ("Proposed BNA"). BNA believes that changing its investment objective and broadening the types of investments in its portfolio could improve its total return performance and narrow or eliminate its trading discount from net asset value.

                  In order to achieve Proposed BNA's investment objective, the Board has also approved the modification of certain non-fundamental investment policies as discussed below. These non-fundamental investment policies will be changed only if BNA's modified investment objective is approved by stockholders.

REASONS FOR THE PROPOSAL

                  Stockholders are being asked to approve a modification to BNA's investment objective as part of a restructuring of BNA. The reason for the restructuring is to attempt to improve BNA's total return performance. BNA believes that any such improved total return performance may reduce the discount to net asset value at which its shares historically have traded. If BNA's discount to net asset value is reduced, BNA believes that stockholders may be able to receive more for their shares on the secondary trading market (i.e., the NYSE).

                  Since its inception, shares of BNA generally have traded at a discount to their net asset value. As of April 30, 2002, BNA's shares traded at a 10.80% discount to their net asset value. Since its inception and over the periods set forth below, BNA traded at the average discount to net asset value set forth opposite each respective period:

                Period                               Discount
                ------                               --------
                1 year                                9.55%
                3 year                                12.23%
                5 year                                13.51%
      Since inception (12/27/91)                      9.14%


                  In fact, for the last five years, BNA has been one of the lower yielding funds within its peer group on a before tax basis and has generally traded at discounts wider than its peer group average. In general, lower yielding closed-end funds have traded at wider discounts than higher yielding funds. This was BNA's experience, notwithstanding the fact that BNA's use of a "Qualified Business Unit" (discussed below) permitted it, from time to time, to treat a portion of the income it paid to stockholders as a return of capital for U.S. income tax purposes.

                  The Board of Directors from time to time has considered alternatives to reduce the discount from net asset value at which shares of BNA trade. At BNA's 2001 annual meeting of stockholders, the stockholders of BNA passed a nonbinding advisory proposal requesting that the Board of Directors authorize the conversion of BNA to an open-end investment company. The Board considered this alternative and considered other alternatives to reducing the discount, including conducting periodic share repurchases, tender offers, and mergers with other BlackRock closed-end investment companies. In August 1999, the Board authorized a share repurchase program. From August 1999 to February 2000 and again from May 2001 to the date of this proxy statement, BNA repurchased an aggregate of 1,757,400 shares of its common stock in the open market. Although these offers resulted in reductions in the discount at the time the shares were being repurchased, these reductions in the discount were only temporary.

                  At a meeting of the Governance Committee of the Board of Directors held on February 20, 2002, the Governance Committee reviewed materials regarding BNA's discount to net asset value and efforts to reduce the discount. At a meeting of the Board of Directors on February 21, 2002, the Advisor reviewed with the Board the history of BNA's discount from net asset value and efforts to reduce the discount. The Advisor made a preliminary presentation on possible alternatives it was developing to reduce BNA's discount to net asset value and informed the Board that it would recommend a proposal to the Board at a later date.

                  Between February 21, 2002 and April 26, 2002 the Advisor continued to develop its proposal for the Board and held telephonic meetings with BNA's lead independent director and with the legal counsel to the Board's independent directors to update them on the proposal. In response to these meetings, the Advisor modified its materials relating to the proposal to include additional information requested by the lead independent director and by such counsel.

                  On April 26, 2002, the Board held a telephonic meeting at which the Advisor proposed that BNA change its investment objective and policies from those of Current BNA to those of Proposed BNA. During the meeting, the Board reviewed written materials relating to the Proposal that had been prepared by the Advisor and previously mailed to the Board, considered a presentation from the Advisor regarding the proposal and consulted with legal counsel to the independent directors. At this meeting, the Board took the Advisor's proposal under advisement with the intention of further considering it at the next regularly scheduled meeting of the Board.

                  At a telephonic meeting of the Board of Directors held on June 3, 2002, the Board further considered the Proposal.

                  In connection with its review of the Proposal, the Board reviewed:

         o information derived from an industry trade group analyzing factors that affect discounts from net asset value for closed-end investment companies;

         o historical information with respect to Current BNA relating to its trading history (including the discount from net asset value) and yield and the trading history and yield of its peer group;

         o historical information with respect to various types of closed-end investment companies (as categorized by an independent data service) relating to the trading history of each type of fund (including their discounts from net asset value);

         o  the investment objectives and policies of Current BNA and Proposed
            BNA;

         o Current BNA's portfolio composition and the types of securities in which Proposed BNA would invest;

         o the risks associated with an investment in Current BNA compared to the risks associated with an investment in Proposed BNA;

         o  the tax consequences of the proposal;

         o  the estimated expenses related to the proposal;

         o the Advisors experience in managing other mutual funds and accounts using policies and strategies similar to that of Proposed BNA; and

         o  BNA's expense ratio.

                  In particular, the Board considered information indicating that fixed income closed-end investment companies that have higher yields than other funds in their peer group tend to trade at smaller discounts to net asset value and that BNA's use of a Qualified Business Unit did not appear to reduce the discount at which its shares traded from net asset value. The Board considered the experience of the Advisor in managing funds and accounts that are similar to Proposed BNA. The Board also considered certain historical information with respect to the performance of certain closed-end investment companies that suggests Proposed BNA's investment objective and policies may result in increased total return performance for BNA and decrease BNA's trading discount to net asset value. Of course, no assurance can be provided in this regard and the past performance and trading history of other funds do not guarantee that Proposed BNA will produce better returns than Current BNA or trade at less of a discount to net asset value than Current BNA.

                  Based upon these and other factors, the Board of Directors determined that the restructuring was in the best interests of BNA and its stockholders. The Board of Directors unanimously approved the reorganization by a written consent dated June 4, 2002.

                  FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED PROXY CARD.

DESCRIPTION OF THE RESTRUCTURING

                  Proposed BNA is in some ways similar to Current BNA. The discussion below discusses the similarities and differences in investment objectives, policies, strategies and risks between Current BNA and Proposed BNA

                  Investment Objective. Stockholders of BNA are being asked to authorize a change in BNA's investment objective. Current BNA investment objective is "to manage a portfolio of investment grade securities to achieve high monthly income consistent with the preservation of capital." Under Current BNA's investment objective, BNA primarily attempts to earn high monthly income for stockholders (i.e., dividends) rather than capital appreciation (i.e. increase in portfolio investments).

                  Under this Proposal, BNA is proposing to change its investment objective to "providing current income and capital appreciation." Proposed BNA would seek to achieve this objective by investing primarily in a diversified portfolio of U.S. investment grade bonds. Under proposed BNA's investment objective, the Advisor would manage BNA for both monthly income and appreciation of portfolio securities (i.e, total return). While BNA does not believe that the proposed change in investment objective will adversely affect its monthly income (i.e., the amount of its dividend), stockholders should be aware that BNA will no longer be managed with monthly income as its only goal.

                  Investment Policies. In order to better achieve Proposed BNA's investment objective, the Board has approved changes in certain of BNA's non-fundamental policies, subject to the approval of stockholders of this Proposal 1.

                  To achieve its investment objective, Current BNA invests in Canadian and U.S. dollar-denominated securities. Current BNA invests at least 65% of its total assets in government securities, and a majority of its assets in U.S. and Canadian mortgage backed securities. Current BNA invests at least 50% of its total assets in Canadian dollar-denominated securities. All of Current BNA's assets are either government securities or securities rated at least Baa or BBB by Standard and Poor's Rating Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch IBCA ("Fitch"), or another nationally-recognized rating agency or bonds that are unrated but judged to be of comparable quality by the Advisor at the time of investment. Current BNA may invest 100% of its assets in Canadian dollar-denominated securities. Current BNA's fundamental investment restrictions allow it to borrow in an amount equal to 33-1/3% of its total assets. Current BNA may invest in other types of securities including corporate bonds, stripped mortgage-backed securities, CMO residuals and asset-backed securities. Current BNA may also invest from time to time in various instruments designed to hedge interest rate risk and its effect on the market value of BNA's investments. Current BNA, as a matter of fundamental policy, is non-diversified which means that Current BNA can concentrate its assets in a small number of issuers. For a more complete description of Current BNA's investment program, see Annex A to this proxy statement.

                  To achieve its investment objective, Proposed BNA will invest in a broader range of bonds than Current BNA and will invest in fewer or no securities denominated in the Canadian dollar, thereby reducing BNA's foreign currency exposure. Proposed BNA will invest its assets primarily in a diversified portfolio of U.S. investment grade bonds. Proposed BNA's investments will include corporate bonds, U.S. government and agency securities and mortgage-related securities. Under normal market conditions, Proposed BNA expects to be fully invested in bonds. Proposed BNA will invest at least 75% of its Managed Assets2 in investment grade quality bonds (i.e., rated Baa or BBB or better by S&P, Moody's or Fitch or another nationally-recognized rating agency or bonds that are unrated but judged to be of comparable quality by the Advisor). Proposed BNA may invest the remainder of its assets in high yield bonds that at the time of investment are rated Ba/BB or below by S&P, Moody's or Fitch or bonds that are unrated but judged to be of comparable quality by the Advisor. Proposed BNA may invest up to only 10% of its Managed Assets in securities issued in foreign currencies (including the Canadian dollar). Proposed BNA currently anticipates borrowing in an amount of approximately 33-1/3% of its total assets. For a more complete description of Proposed BNA's investment program, see Annex A to this proxy statement.

                  Annex B to this proxy statement contains a comparative chart illustrating the differences between the major investment policies of Current BNA and Proposed BNA. Certain of these differences are discussed in further detail below:

                  Credit Quality. Current BNA invests 100% of its total assets in investment grade quality bonds. Investment grade quality bonds are bonds rated within the four highest grades (Baa or BBB or better) by Moody's, S&P, Fitch IBCA or another nationally recognized rating agency, or bonds that are unrated but judged to be of comparable quality by the Advisor at the time of investment.

                  Proposed BNA will invest at least 75% of its Managed Assets in bonds that at the time of investment are investment grade quality. Proposed BNA, however, will be able to invest its remaining assets in high yield bonds that at the time of investment are rated Ba/BB or below by Moody's, S&P or Fitch IBCA or another nationally recognized rating agency or bonds that are unrated but judged to be of comparable quality by BNA's Advisor. High yield bonds are below investment grade quality and are regarded as having predominately speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. They are commonly referred to as "junk bonds." The lowest rated bonds in which Proposed BNA may invest are securities rated in the "C" category or determined by the Advisor to be of comparable quality. Securities rated "C" are considered highly speculative and may be used to cover a situation where the issuer has filed a bankruptcy petition but debt service payments are continued. While such debt will likely have some quality and protective characteristics, those are outweighed by large uncertainties or major risk exposure to adverse conditions. These credit quality policies will apply to Proposed BNA only at the time a security is purchased. Proposed BNA will not be required to dispose of a security if a rating agency downgrades its assessment of the credit characteristics of a particular issue. In determining whether to retain or sell a security that a rating agency has downgraded, the Advisor will consider such factors as its assessment of the credit quality of the issuer, the price at which the security could be sold and the rating, if any, assigned to the security by the rating agency. BNA believes that the addition of high yield bonds in its investment portfolio, while presenting additional risks, may improve BNA's total return performance. Annex C to this proxy statement contains a general description of Moody's, S&P's and Fitch's ratings of debt securities. For information regarding the increased risks of high yield securities, see "Risks -- High Yield Risk."

                  Foreign Securities. Current BNA may invest up to 100% of its total assets in Canadian dollar-denominated securities and, as a matter of non-fundamental policy, invests at least 50% of its total assets in Canadian dollar-denominated securities. If the Proposal is approved, BNA would sell all or substantially all of its portfolio of Canadian-dollar-denominated securities thereby reducing its foreign currency exposure and invest primarily in U.S. dollar-denominated securities. However, Proposed BNA may invest up to 10% of its total assets in securities denominated in foreign currencies (including the Canadian dollar and "emerging markets"). As a result, Proposed BNA may have portfolio investments in foreign countries, including "emerging markets" which are less developed than Canadian markets. Investments in foreign and emerging market countries may have more risks than investments in U.S. and Canadian dollar-denominated securities. Although BNA intends to invest primarily in securities of governments or established companies based in developed countries, the value of BNA's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. For additional information regarding the increased risks of foreign and emerging market securities, see "Risks -- Foreign Security Risk and Emerging Market Risk."

                  Because Current BNA historically invested a substantial portion of its assets in securities denominated in the Canadian dollar, BNA established a "Qualified Business Unit" under the U.S. federal income tax laws shortly after BNA was initially formed. The Qualified Business Unit allowed BNA potentially to maximize the utilization of foreign currency losses over an extended period of time and periodically offset a portion of its taxable income. The result of this offset was that a portion of BNA's distributions constituted a return of capital not subject to U.S. federal income tax. If the Restructuring is approved, Proposed BNA will sell all or substantially all of its Canadian dollar-denominated securities. Because Proposed BNA would have reduced foreign currency exposure, it currently expects to eliminate such Qualified Business Unit.

                  Diversification. Current BNA is classified as a "non-diversified" investment company. This means that Current BNA may concentrate its portfolio investments in a small number of issuers. If the Proposal is approved, the Advisor will manage Proposed BNA as a "diversified" investment company. As a diversified investment company, Proposed BNA may not, with respect to 75% of its total assets, invest more than 5% of the value of its total assets in the securities of any single issuer or purchase more than 10% of the outstanding voting securities of any one issuer. As a result, Proposed BNA's investment portfolio will be required to be diversified across a broader range of issuers than Current BNA's investment portfolio. Broader diversification of portfolio investments may cause Proposed BNA to be less susceptible to any single economic, political or regulatory occurrence than Current BNA.

                  Investment Strategies. In addition to changes in the types of portfolio investments owned by BNA, the restructuring will change the manner in which the Advisor manages BNA.

                  Current BNA has two distinct portfolios of securities: a Canadian dollar-denominated portfolio and a U.S. dollar-denominated portfolio. Current BNA's Canadian and U.S. holdings are managed as two separate portfolios. Current BNA's Canadian dollar and asset exposure may be adjusted in relation to the Advisor's views and expectations regarding interest rates and changes in the currency exchange rates between the U.S. and Canadian dollar. As of the most recent practicable date, 60% of the portfolio was invested in Canadian dollar-denominated assets and 40% was invested in U.S. dollar-denominated assets. Current BNA seeks to provide monthly income that is greater than that which could be obtained by investing in U.S. Treasury securities with an average life similar to that of Current BNA's assets. In seeking to achieve Current BNA's investment objective, the Advisor actively manages Current BNA's assets in relation to market conditions and changes in general economic conditions in Canada and the U.S., including its expectations regarding interest rate changes and changes in currency exchange rates between the U.S. dollar and the Canadian dollar, to attempt to take advantage of favorable investment opportunities in each country. As such, the allocation between Canadian and U.S. securities changes from time to time. In selecting individual bonds for the Canadian and U.S. portfolios, the Advisor seeks to invest primarily in bonds that, in the Advisor's opinion, are underrated or undervalued or that have the potential for above average current income or capital appreciation. Under current market conditions, the average life of Current BNA's assets is in the range of seven to ten years. Under other market conditions, Current BNA's average life could vary and may not be predictable using any formula. While the Advisor has the opportunity to hedge against currency risks associated with Canadian securities, Current BNA is intended to provide exposure to the Canadian marketplace. As a result, historically, currency hedging has not been widely practiced by Current BNA.

                  If the Proposal is approved, it is expected that BNA will sell all or substantially all of its portfolio of Canadian dollar-denominated securities and, as a result, the Advisor would no longer allocate investments between Canadian and U.S. securities. Instead, the Advisor would seek to invest primarily in a diversified portfolio of investment grade bonds of U.S. issuers that, in the Advisor's opinion, are underrated or undervalued or have the potential for above average current income and capital appreciation. Following the effective date of the restructuring, Proposed BNA expects its initial portfolio to have an average credit quality of "A." Proposed BNA may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies. Unlike Current BNA, the Advisor will actively manage the duration of Proposed BNA. Under current market conditions, the effective duration of Proposed BNA's portfolio is expected to be within +/- 20% of the effective duration of the ten year Treasury note. Effective duration measures the expected sensitivity of market price to changes in interest rates, taking into account the effects of structural complexities. Each year of effective duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond has an average effective duration of four years, its price will fall about 4% when interest rates rise by 1%. Conversely, the bond's price will rise about 4% when interest rates fall by 1%. The target duration of BNA's portfolio may change from time to time.

                  Risks. Proposed BNA will also have different and in some cases increased risks compared to Current BNA. A discussion of the risks that apply to Proposed BNA are summarized below.

                  Investment Objective. There can be no assurance that Proposed BNA will achieve its investment objective.

                  Market Price of Shares. The shares of closed-end investment companies such as BNA trade on the New York Stock Exchange (NYSE symbol: BNA) and as such are subject to supply and demand influences. As a result, shares may trade at a discount or a premium to their net asset value. There can be no assurance that Proposed BNA will trade at, above or below its net asset value or that, if it trades at a discount, the discount will be smaller than the discounts at which Current BNA historically has traded.

                  Interest Rate Risk. Like Current BNA, Proposed BNA will be subject to interest rate risk. Interest rate risk is the risk that debt securities, and Proposed BNA's net assets, will decline in value because of changes in interest rates. Generally, debt securities will decrease in value when interest rates rise and increase in value when interest rates decline. This means that the net asset value of the common shares will fluctuate with interest rate changes and the corresponding changes in the value of the Trust's debt security holdings. The value of longer-term debt securities fluctuates more in response to changes in interest rates than does the value of shorter-term debt securities. Because Proposed BNA will invest primarily in intermediate and long-term debt securities, the net asset value and market price per share of the common shares will fluctuate more in response to changes in market interest rates than if Proposed BNA invested primarily in shorter-term debt securities. BNA's use of leverage, as described below, will increase interest rate risk.

                  Credit Risk. Credit risk is the risk that one or more bonds in Proposed BNA's portfolio will decline in price, or fail to pay interest or principal when due, because the issuer of the bond experiences a decline in its financial status. Under normal market conditions, Proposed BNA will invest at least 75% of its Managed Assets in bonds that are rated Baa/BBB or higher at the time of the investment. Unlike Current BNA, Proposed BNA may invest up to 25% (measured at the time of investment) of its Managed Assets in bonds that are rated Ba/BB or below or that are unrated but judged to be of comparable quality by the Advisor. As a result, Proposed BNA may be subject to greater credit risk than Current BNA.

                  Leverage Risk. We currently intend to use leverage to the same extent as Current BNA, but if Proposal 2 is approved, Proposed BNA could borrow more than Current BNA. Leverage risk is the risk associated with the borrowing of funds and other investment techniques, including the issuance of preferred shares by Proposed BNA, to leverage the common shares. Leverage is a speculative technique which will expose Proposed BNA to greater risk and increase its costs. Increases and decreases in the value of Proposed BNA's portfolio will be magnified when Proposed BNA uses leverage. For example, leverage may cause greater swings in BNA's net asset value or cause Proposed BNA to lose more than it invested. Proposed BNA will also have to pay interest on its borrowings reducing Proposed BNA's return. This interest expense may be greater than Proposed BNA's return on the underlying investment. There is no assurance that Proposed BNA's leveraging strategy will be successful.

                  High Yield Risk. Unlike Current BNA, Proposed BNA may invest up to 25% of its Managed Assets in below investment grade securities commonly known as "junk bonds." As a result, Proposed BNA will be subject to the increased risks associated with lower grade securities. Lower grade securities are subject to greater risk of default. The prices of these lower grade bonds are more sensitive to negative developments, such as a decline in the issuer's revenues or a general economic downturn, than are prices of higher grade securities. Lower grade securities tend to be less liquid than investment grade securities. The market value of lower grade securities tend to be more volatile than investment grade securities.

                  Foreign Risks. Proposed BNA may invest up to 10% of its Managed Assets in foreign securities, including Canadian issuers. Although fewer of Proposed BNA's investment would be invested in foreign securities than is the case with Current BNA's investment objective, Proposed BNA may be subject to risks of investing in foreign countries that are not usually associated with investments in U.S. or Canadian issuers. These risks can include foreign currency exchange controls, political and economic instability, differences in financial reporting, differences in securities regulation and trading, and foreign taxation issues. These risks will be greater for investments in emerging market countries.

                  Emerging Market Risk. Unlike Current BNA, Proposed BNA may invest in issuers located in emerging markets which will subject Proposed BNA to increased risks associated with emerging markets investing. Investing in securities of issuers based in emerging markets entails all of the risks of investment in securities of foreign issuers to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability;
(ii) the smaller size of the market for such securities and a lower volume of trading, resulting in lack of liquidity and in price volatility; and (iii) certain national policies which may restrict Proposed BNA's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests.

                  Mortgage-Related Investment Risk. Like Current BNA, Proposed BNA will invest a portion of its assets in mortgage-related securities. The yield and maturity characteristics of mortgage-related securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may normally be prepaid at any time because the underlying assts (i.e. loans) generally may be prepaid at any time. The relationship between prepayments and interest rates may give some mortgage-related securities less potential for growth in value than conventional fixed-income securities with comparable maturities. In addition, in periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by Proposed BNA will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. Because of these and other reasons, a mortgage-related security's total return and maturity may be difficult to predict precisely.

                  Currency Risk. Proposed BNA may invest a smaller portion of its portfolio in securities denominated in currencies other than the U.S. dollar than Current BNA. Because Proposed BNA will invest a smaller percentage of its assets in foreign securities, it will be subject to foreign currency risk to a lesser extent than Current BNA. Proposed BNA, however, may be exposed to currency risk with respect to more currencies than the Canadian dollar. As a result, Proposed BNA will continue to be affected by changes in foreign currency exchange rates (and exchange control regulations) which would affect the value of investments in Proposed BNA and the accrued income and unrealized appreciation or depreciation of the investments. Changes in foreign currency exchange ratios relative to the U.S. dollar will affect the U.S. dollar value of Proposed BNA's assets denominated in that currency and Proposed BNA's yield on such assets. In addition, Proposed BNA will incur costs in connection with conversions between various currencies. Because Proposed BNA will invest a smaller percentage of its assets in foreign securities, it will be subject to foreign currency risk to a lesser extent than Current BNA. If the Restructuring is approved, BNA will sell all or substantially all of its Canadian securities. The value of these Canadian securities will be effected by the value of the Canadian dollar in relation to the U.S. dollar at the time of their sale.

                  Counterparty Risk. Like Current BNA, Proposed BNA will be subject to credit risk with respect to the counterparties to the derivative contracts, if any, purchased by Proposed BNA. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a forward contract due to financial difficulties, Proposed BNA may experience significant delays in obtaining any recovery under the forward contract in bankruptcy or other reorganization proceeding. Proposed BNA may obtain only a limited recovery or may obtain no recovery in such circumstances.

                  Inflation Risk. Like Current BNA, Proposed BNA will be subject to inflation risk. Inflation risk is the risk that the value of assets or income from investment will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the common shares and distributions on those shares may decline. In addition, during any periods of rising inflation, leverage costs would likely increase, which would tend to further reduce returns to the holders of common shares.

                  Risks of Using Derivative Instruments. Like Current BNA, Proposed BNA will be subject to risks of using derivative instruments. In general terms, a derivative instrument is one whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. Options, futures, options on futures, credit swaps, interest rate swaps or other interest rate-related transactions are examples of derivative instruments. Derivative instruments involve risks different from direct investments in underlying securities. These risks include imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the instruments may not be liquid.

                  Material U.S. Federal Income Tax Consequences. The modification to BNA's investment objective and policies will not be a taxable event to BNA or BNA stockholders. Shifting BNA's portfolio from one that invests primarily in U.S. and Canadian government securities to one that invests primarily in U.S. dollar-denominated corporate bonds and mortgage backed securities will, however, cause BNA to sell some investments that it otherwise might continue to hold and thus to recognize income, gains and losses from such sales. Any foreign currency exchange losses in excess of taxable income otherwise recognized in the current tax year would not be available for use in future tax years by Proposed BNA. Like Current BNA, Proposed BNA intends to continue to qualify to be treated as a regulated investment company for U.S. federal income tax purposes. BNA stockholders should consult their own tax advisers regarding the U.S. federal income and other tax consequences of the modification of BNA's investment objective and policies to them, including the effects of state, local, and non-U.S. tax laws.

                  The Restructuring. If the Proposal is approved by stockholders, the Advisor anticipates that BNA will sell all or substantially all of its portfolio of Canadian dollar-denominated securities in approximately one month after the stockholder approval. The Advisor would then invest the proceeds from the sale of Canadian securities in accordance with Proposed BNA's investment objective, policies and strategies. On the effective date of the restructuring, BNA's name will be changed to "BlackRock Income Opportunity Trust" and will continue to trade on the New York Stock Exchange under the symbol "BNA." If the Proposal is approved, the restructuring will commence whether or not stockholders approve proposals 2 through 6 discussed below.

                  Fees and Expenses. BNA does not anticipate that the proposed change in its investment objective and policies will change its fees. The following table shows the actual fees and expenses of Current BNA and anticipated fees and expenses for Proposed BNA:



                  Annual Fund Operating Expenses (as a percentage of net assets):

                                       Current              Proposed(3)

         Management Fee                0.60%                  0.60%
         Administration Fee            0.10%                  0.10%
         Other Expenses                0.18%                  0.18%
         Total Annual Fund
         Operating Expenses            0.88%                  0.88%


-------------
(3) BNA currently anticipates there will be a slight decrease in its Total Annual Fund Operating Expenses resulting from a reduction in custodial expenses relating to foreign currency.



         PROPOSAL NO.  2:  TO MODIFY BNA'S FUNDAMENTAL
                           INVESTMENT RESTRICTION
                           CONCERNING BORROWING

                  Stockholders are being asked to approve a modification of BNA's fundamental investment restriction with respect to borrowing to allow BNA to borrow to the extent permitted by law.

                  Currently, BNA is subject to the following Fundamental investment restriction:

                  [The Trust may not] issue senior securities (including borrowing money, including on margin if margin securities are owned) in excess of 33-1/3 % of its total assets (including the amount of senior securities issued but excluding any liabilities and indebtedness not constituting senior securities) except that the Trust may borrow up to an additional 5% of its total assets for temporary purposes; or pledge its assets other than to secure such issuances or in connection with hedging transactions, short sales, currency transactions, when-issued and forward commitment transactions and similar investment strategies. The Trust's obligations under interest rate swaps, reverse repurchase agreements and dollar rolls are not considered senior securities or borrowings to the extent assets in an amount at least equal to the obligation are segregated.

                  The modified restriction on borrowing would read as follows:

                  [The Trust may not] issue senior securities or borrow money other than as permitted by the Investment Company Act or pledge its assets other than to secure such issuances or in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

                  The primary purpose of this Proposal is to modify BNA's fundamental investment restriction on borrowing to permit BNA to borrow or issue senior securities to the extent permitted by law. The 1940 Act requires that BNA have a fundamental policy on borrowing. BNA currently may not borrow money or issue senior securities in excess of 33-1/3% of its total assets with additional borrowing up to 5% of BNA's total assets permitted for temporary purposes. Currently, the 1940 Act permits the issuance of senior equity securities, such as preferred shares, in an amount equal to 50% of a closed-end mutual fund's total assets. If this Proposal is approved, BNA would be permitted to borrow and to issue senior securities such as preferred shares up to the extent permitted by law. Approval of this Proposal 2 is not expected to significantly affect the way BNA is managed because BNA has no present intention to issue preferred shares. However, BNA is requesting approval of this Proposal in order to provide increased investment flexibility. If stockholders approve this Proposal, it will take effect whether or not stockholders approve the restructuring discussed in Proposal 1.

                  Based on these and other factors, the Board of Directors determined that the proposal was in the best interests of BNA and its stockholders. The Board of Directors unanimously approved the reorganization by a written consent dated June 4, 2002. This investment limitation is fundamental and therefore cannot be changed without stockholder approval.

                  FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED PROXY CARD.




         PROPOSAL NO.  3:  TO MODIFY BNA'S FUNDAMENTAL
                           INVESTMENT RESTRICTION
                           CONCERNING THE PURCHASE
                           OF REAL ESTATE

                  At the Special Meeting, the stockholders of BNA will vote regarding the modification of BNA's fundamental investment restriction with respect to the purchase of real estate.

                  Currently, BNA is subject to the following fundamental investment restriction:

                  [The Trust may not] purchase real estate or interests therein other than Canadian and U.S. Mortgage-Backed Securities and similar instruments.

                  The Board of Directors has recommended that the restriction on real estate be modified as follows:

                  [The Trust may not] purchase or sell real estate or interests therein other than bonds secured by real estate or interests therein, provided that the Trust may hold and sell any real estate acquired in connection with its investment in portfolio securities.

                  This Proposal would modify BNA's fundamental investment restriction concerning the purchase of real estate by making clear that BNA may invest in bonds secured by real estate or interest therein. The 1940 Act requires that BNA have a fundamental policy regarding real estate. BNA's current investment policy limits BNA's investment in real estate or interest therein to Canadian and U.S. Mortgage-Backed Securities "and similar instruments." The primary purpose of the Proposal is to make clear that BNA may invest in a wide range of mortgage-related and other bonds secured by real estate or interests therein without having to determine whether such bonds are "similar to" Canadian and U.S. Mortgage Backed Securities. In addition, the change makes clear that BNA may trade in real estate that it may receive in connection with working out defaulted securities. If this Proposal 3 is approved, BNA could invest in preferred shares of real estate investment trusts and other mortgage and real estate-related bonds that might arguably be prohibited by BNA's current policy. Because BNA currently may invest in mortgage-backed securities and similar instruments, BNA does not believe that changing this fundamental investment restriction would have any material effect on the management of BNA. However, the Board is requesting approval of this Proposal in order to provide BNA with increased investment flexibility. If stockholders approve this Proposal, it will take effect whether or not stockholders approve the restructuring discussed in Proposal 1.

                  Based on these and other factors, the Board of Directors determined that the proposal was in the best interests of BNA and its stockholders. The Board of Directors unanimously approved the reorganization by a written consent dated June 4, 2002. This investment limitation is fundamental and therefore cannot be changed without stockholder approval.

                  FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED PROXY CARD.





         PROPOSAL NO.  4:  TO MODIFY BNA'S FUNDAMENTAL
                           INVESTMENT RESTRICTION CONCERNING
                           THE PURCHASE OR SALE OF COMMODITIES

                  At the Special Meeting, the stockholders of BNA will vote regarding the modification of BNA's fundamental investment restriction with respect to the purchase or sale of commodities.

                  Currently, BNA is subject to the following fundamental investment restriction:

                  [The Trust may not] purchase or sell commodities or commodity contracts except for hedging purposes.

                  The Board of Directors has recommended that the restriction on commodities be modified as follows:

                  [The Trust may not] purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Trust becoming subject to registration with the Commodity Futures Trading Commission as a commodity pool.

                  This Proposal would modify BNA's fundamental investment restriction concerning commodities by allowing BNA to use commodities for non-hedging purposes. The 1940 Act requires that BNA have a fundamental policy regarding commodities. The 1940 Act and the Commodity Futures Trading Act allow mutual funds such as BNA to invest in commodities for non-hedging purposes, subject to Commodity Futures Trading Commission regulations. These regulations allow mutual funds such as BNA to invest up to 5% of their total assets in initial margin to purchase derivatives for non-hedging purposes. If this Proposal is approved, BNA would be able to use commodities such as futures and options for non-hedging (i.e., investment purposes) to the extent permitted by law. Use of commodities for non-hedging purposes may subject BNA to increase risks. See "Risks of Using Derivative Instruments" under Proposal 1 for a discussion of risks associated with derivatives. Approval of this Proposal 4 is not expected to significantly affect the way BNA is managed because BNA has no present intention to use commodities for non-hedging purposes. However, the Board is requesting approval of this Proposal in order to provide BNA with increased investment flexibility and, if approved at this meeting, BNA could begin investing in commodities for non-hedging purposes without any additional stockholder approvals. If stockholders approve this Proposal, it will take effect whether or not stockholders approve the restructuring discussed in Proposal 1.

                  Based on these and other factors, the Board of Directors determined that the proposal was in the best interests of BNA and its stockholders. The Board of Directors unanimously approved the reorganization by a written consent dated June 4, 2002. This investment limitation is fundamental and therefore cannot be changed without stockholder approval.

                  FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED PROXY CARD.





         PROPOSAL NO.  5:  TO RECLASSIFY BNA'S FUNDAMENTAL
                           INVESTMENT RESTRICTION CONCERNING
                           INVESTING FOR THE PURPOSE OF EXERCISING
                           CONTROL OVER MANAGEMENT FROM
                           FUNDAMENTAL TO NON-FUNDAMENTAL

                  At the Special Meeting, the stockholders of BNA will vote regarding the reclassification of BNA's fundamental investment restriction with respect to investing for the purpose of exercising control over management from fundamental to non-fundamental.

                  Currently, BNA is subject to the following fundamental investment restriction:

                  [The Trust may not] invest for the purpose of exercising control over management of any company other than CMO issuers.

                  This Proposal would reclassify BNA's fundamental investment restriction regarding investing for the purpose of exercising control over management as nonfundamental. This investment restriction was initially adopted as a fundamental investment restriction primarily to comply with state regulatory requirements, which have subsequently been eliminated as a result of federal legislation. If this Proposal is approved, BNA would be permitted to invest in companies for the purpose of exercising control over the management of companies other than CMO issuers upon approval of the Board of Directors (without any additional approvals from stockholders). Approval of this Proposal 5 is not expected to significantly affect the way BNA is managed because BNA has no present intention to invest for the purpose of exercising control over management of companies other than CMOs. However, the Board is requesting approval of this Proposal in order to provide BNA with increased investment flexibility. If stockholders approve this Proposal, it will take effect whether or not stockholders approve the restructuring discussed in Proposal 1.

                  Based on these and other factors, the Board of Directors determined that the proposal was in the best interests of BNA and its stockholders. The Board of Directors unanimously approved the reorganization by a written consent dated June 4, 2002. This investment limitation is fundamental and therefore cannot be changed without stockholder approval.

                  FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED PROXY CARD.





         PROPOSAL NO.  6:  TO RECLASSIFY BNA'S FUNDAMENTAL
                           INVESTMENT RESTRICTION CONCERNING
                           SHORT SALES FROM FUNDAMENTAL
                           TO NON-FUNDAMENTAL

                  At the Special Meeting, the stockholders of BNA will vote regarding the modification of BNA's fundamental investment restriction with respect to short sales and a reclassification from fundamental to non-fundamental.

                  Currently, BNA is subject to the following fundamental investment restriction:

                  [The Trust may not] make any short sale of securities except in conformity with applicable laws, rules and regulations and unless, after giving effect to such sale, the market value of all securities sold short does not exceed 25% of the value of the Trust's total assets and the Trust's aggregate short sales of a particular class of securities do not exceed 25% of then outstanding securities of that class.

                  The primary purpose of this Proposal is to reclassify BNA's fundamental investment restriction regarding short sales as non-fundamental. This investment restriction was initially adopted primarily to comply with state regulatory requirements, which have subsequently been eliminated as a result of federal legislation. If this Proposal is approved, BNA could enter into short sales in excess of 25% of its total assets upon approval of the Board of Directors (without any additional approvals from stockholders). In a short sale, an investor sells a borrowed security and has a corresponding obligation to the lender to return the identical security. If BNA makes short sales, its custodian will earmark cash or liquid securities to cover its obligations to the lender to the extent it does not own the security it is required to deliver to the lender. Approval of this Proposal 6 is not expected to significantly affect the way BNA is managed because BNA has no present intention to make short sales in excess of 25% of the value of BNA's total assets. However, the Board is requesting approval of this Proposal in order to provide BNA with increased investment flexibility. If stockholders approve the Proposal, it will take effect whether or not stockholders approve the restructuring discussed in Proposal 1.

                  Based on these and other factors, the Board of Directors determined that the proposal was in the best interests of BNA and its stockholders. The Board of Directors unanimously approved the reorganization by a written consent dated June 4, 2002. This investment limitation is fundamental and therefore cannot be changed without stockholder approval.

                  For the reasons stated above, the Board of Directors, including the independent directors, unanimously recommends that stockholders vote "FOR" this stockholder proposal on the enclosed proxy card.







                            ADDITIONAL INFORMATION

Investment Advisor

                  The Advisor is a wholly-owned subsidiary of BlackRock, which is one of the largest publicly traded investment management firms in the United States with approximately $238 billion of assets under management as of March 31, 2002. The Advisor manages assets on behalf of institutions and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment separate accounts and mutual funds, including the BlackRock Funds and BlackRock Provident Institutional Funds. In addition, the Advisor provides risk management and technology services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Advisor's headquarters in New York City, as well as offices in Wilmington, San Francisco, Boston, Edinburgh, Tokyo and Hong Kong. BlackRock, Inc. is a member of The PNC Financial Services Group, Inc. ("PNC"), one of the largest diversified financial services organizations in the United States, and is majority-owned by PNC and by BlackRock employees.

                  The executive officers of the Advisor are:

NAME                                      POSITION

Laurence D. Fink                          Chief Executive Officer
Ralph L. Schlosstein                      President
Robert S. Kapito                          Vice Chairman
Robert P. Connolly                        General Counsel and Secretary

                  Messrs. Fink and Schlosstein are officers and Directors, and Mr. Kapito is an officer of BNA.

                  If the Restructuring is approved, the portfolio managers of Proposed BNA will be:

                  Keith Anderson, Managing Director and Chief Investment Officer, Fixed Income of BlackRock, Inc. and its predecessor entities, is co-head of the Fixed Income Operating Committee, and Chairman of the Investment Strategy Group since 1988.

                  Mr. Anderson is responsible for global fixed income strategy, asset allocation and the overall management of client portfolios. In this capacity he coordinates a team of thirty-one portfolio managers and more than twenty-five credit and quantitative analysts who specialize in the government, agency, corporate and mortgage sectors and sub-sectors, worldwide.

                  Mr. Anderson is a member of the Treasury Borrowing Advisory Committee, which meets quarterly in Washington, D.C. with the Secretary and Staff of the U.S. Treasury to advise them on the financings and management of the Federal debt. Prior to founding BlackRock in 1988, Mr. Anderson was a Vice President in Fixed Income Research at The First Boston Corporation. Mr. Anderson joined First Boston in 1987 as a mortgage securities and derivative products strategist working with institutional money managers. From 1983 to 1987, Mr. Anderson was a Vice President and portfolio manager at Criterion Investment Management Company where he had primary responsibility for a $2.8 billion fixed income portfolio.

                  Mr. Anderson has authored numerous articles on fixed income strategies, including two articles in The Handbook of Fixed Income Options:
Scenario Analysis and the Use of Options in Total Return Portfolio Management and Measuring, Interpreting, and Applying Volatility within the Fixed Income Market.

                  Robert S. Kapito, Vice Chairman of BlackRock, Inc., and its predecessor entities since 1988, Mr. Kapito is also Head of the Portfolio Management Group, and is a member of the Investment Strategy Group. Mr. Kapito is responsible for the portfolio management of the Fixed Income, Domestic Equity and International Equity, Liquidity, and Alternative Investment Groups of BlackRock.

                  In addition, Mr. Kapito plays a key role in coordinating the efforts of the analytical and administrative groups with the Portfolio Management Group. He is also involved in marketing and managing several of BlackRock's funds. Mr. Kapito serves as a Vice President for BlackRock's family of closed-end mutual funds and for the Smith Barney Adjustable Rate Government Income Fund.

                  Prior to founding BlackRock in 1988, Mr. Kapito was a Vice President in the Mortgage Products Group at The First Boston Corporation. Mr. Kapito joined First Boston in 1979 in the Public Finance Department. Mr. Kapito left First Boston to complete his MBA degree and returned to the firm in 1983 in the Mortgage Products Group. While with this Group, Mr. Kapito initially traded mortgage securities and then became the head trader of collateralized mortgage obligations (CMOs). Ultimately, Mr. Kapito became head of Mortgage Capital Markets with responsibility for marketing and pricing all of the mortgage-backed and asset-backed securities underwritten by First Boston. In 1982, Mr. Kapito worked as a strategic consultant with Bain & Co. and with two other private companies in Europe.

                  Michael P. Lustig, Managing Director and portfolio manager, is a member of the Investment Strategy Group. Mr. Lustig is responsible for managing the firm's taxable closed-end funds and derivative products effort. Previously, Mr. Lustig developed analytical models for security and portfolio analysis, assisted in the structuring of BlackRock's mutual funds and analyzed the asset/liability structure of client portfolios.

                  Prior to joining BlackRock in 1989, Mr. Lustig was an associate in the Financial Strategies and Investment Analysis Division of Security Pacific Merchant Bank. Mr. Lustig joined Security Pacific in 1986 and was responsible for developing models to trade derivative products including caps, floors, swaps, callable/putable bonds, futures and options.

                  Mr. Lustig earned a BA degree in computer science and art history from Columbia University in 1986.

                  Dennis M. Schaney, Managing Director, is a portfolio manager and member of the Investment Strategy Group. Mr. Schaney has primary responsibility for BlackRock's high yield business and is co-head of taxable credit research.

                  Prior to joining BlackRock in 1998, Mr. Schaney spent nine years with Merrill Lynch where he was a Managing Director in the firm's Global Fixed Income Research and Economics Department. During the time that Mr. Schaney managed Merrill's Corporate and Municipal Bond Research Departments, the group became the top-ranked Fixed Income Research Department according to industry polls. Mr. Schaney's specific sector specialties included the media, entertainment, and cable sectors for both the high yield and investment grade markets for which he was named to Institutional Investor's All American Fixed Income Team for five of the last six years. In addition, throughout his career, Mr. Schaney has covered the auto, transportation, technology and aerospace industries. Mr. Schaney began his investment career with Standard and Poor's, followed by four years with The First Boston Corporation; two years as an analyst in the firm's Fixed Income and Research Department and two years as a Vice President in the firm's Investment Banking Department.

                  Mr. Schaney earned a BS degree in finance from the University of Bridgeport and an MS degree in financial management from Fairfield University. He is a member of the Fixed Income Analyst Society.

                  Bruce W. Repasy, Director since 2001, and has been a portfolio manager, and a member of BlackRock's Investment Strategy Group since joining in 1999 as a Vice President. Mr. Repasy is primarily responsible for managing BlackRock Specialized Asset Management portfolios.

                  Immediately prior to joining BlackRock in 1999, Mr. Repasy spent seven years as an Assistant Vice President and portfolio manager for institutional assets at PNC. He assumed his role at PNC in 1994 and was involved in the management of fixed rate securities including corporate bond, government bond, asset backed, and mortgage backed securities. Previously, he was a compliance Examiner for the United States Securities and Exchange Commission specializing in mutual fund and investment advisor oversight. Mr. Repasy began his investment career in 1985 as an operations assistant at Prudential Insurance Company.

Administrator

                  The administrator of BNA is Prudential Investments Fund Management LLC located at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. Pursuant to an administration agreement, Prudential performs certain administrative functions for BNA.

Financial Statements and Other Information

                  BNA will furnish, without charge, a copy of BNA's most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to any stockholder upon request. Requests should be directed to BlackRock Advisors, Inc., 100 Bellevue Parkway, Wilmington, DE 19809 (telephone number (800) 227-7BFM (7236)).

                  Quarterly performance and other information regarding BNA may be found on BlackRock's website, which can be accessed at http://www.blackrock.com/Trusts/ceTrusts.html. This reference to BlackRock's website is intended to allow investors to access information regarding BNA and is not intended to incorporate BlackRock's website into this proxy statement.

Deadline for Stockholder Proposals

                  BNA's proxy statement dated April 1, 2002 for its annual meeting held on May 23, 2002, stated that stockholder proposals intended for inclusion in BNA's proxy statement in connection with BNA's 2003 annual meeting of stockholders pursuant to Rule 14a-8 under the 1934 Act, must be received by BNA at BNA's principal executive offices by December 2, 2002. In order for proposals made outside of Rule 14a-8 under the 1934 Act to be considered "timely" within the meaning of Rule 14a-4(c) under the 1934 Act, such proposals must be received by BNA at BNA's principal executive offices not later than February 15, 2003.

Other Matters

                  The management knows of no other matters which are to be brought before the Special Meeting. However, if any other matters not now known properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                                                     Very truly yours,

                                                     LAURENCE D. FINK
                                                     Chairman


                                                     RALPH L. SCHLOSSTEIN
                                                     President

June 26,2002



                                    ANNEX A

                      INVESTMENT OBJECTIVES AND POLICIES

              1) Current BNA's Investment Objective and Policies

                  The Trust's investment objective is to manage a portfolio of investment grade securities to achieve high monthly income consistent with the preservation of capital. The Trust will seek to achieve its objective by investing in Canadian and U.S. dollar-dominated securities. Such are expected to consist primarily of Government Securities. All of the Trust assets will be
(i) Government Securities or (ii) securities rated BBB at the time of investment by S&P or Baa by Moody's or determined by the Adviser to be of comparable credit quality at the time of investment. No assurance can be given that the Trust will achieve its investment objective.

                  The Trust will invest at least 65% of its assets in Government Securities and anticipates that a majority of its assets will be invested in Canadian and U.S. Mortgage-Backed Securities, many of which are expected to be Government Securities. Under current market conditions, the Adviser expects that the Trust will invest approximately 50% of its assets in Canadian dollar-denominated securities. The Adviser will actively manage the Trust's assets in relation to market conditions and changes in general economic conditions in Canada and the United States, including its expectations regarding interest rate changes and changes in currency exchange rates between the U.S. dollar and the Canadian dollar, to attempt to take advantage of favorable investment opportunities in each country and expects that it will change the allocation between Canadian and U.S. securities from time to time in accordance with the foregoing considerations. Under current market conditions, the initial dollar-weighted average maturity of the Trust assets is expected to be 7 to 10 years.

                  The Trust may also invest in various derivative
Mortgage-Backed Securities, such as CMO Residuals and stripped Mortgage-Backed Securities. Under current conditions, however, the Trust expects that it will not invest in CMO Residuals or, should they be issued, stripped
Mortgage-Backed Securities and will not invest more than 20% of its total asset in such securities.

                  In addition, the Trust expects to utilize certain options, futures, interest rate swaps, foreign exchange transactions, risk management techniques and related transactions for hedging purposes. For purposes of enhancing liquidity and/or preserving capital, on a temporary defensive basis, the Trust may invest without limit in securities issued by the U.S. government or its agencies or instrumentalities, repurchase agreements collateralized by such securities, or certificates of deposit, time deposits or bankers' acceptance.

                  The Trust may also invest in Canadian municipal securities, debt obligations of Canadian and U.S. corporate issuers, such as interest-paying corporate bonds and commercial paper, and in certificates of deposit, bankers' acceptances and interest-bearing savings accounts of banks having assets greater than $1 billion and whose deposits are insured by the Federal Deposit Insurance Corporation of the Canada Deposit Insurance Corporation. All Canadian Government Securities will be rated at least investment grade by S&P or Moody's on a stand alone basis at the time of investment.

                  For more information concerning Current BNA's investment policies and strategies, see "Investment Policies Applicable to Both Current and Proposed BNA" below.

              2) Proposed BNA's Investment Objective and Policies

                  The Trust's investment objective is to provide current income and capital appreciation. No assurance can be given that the Trust will achieve its investment objective.

                  The Trust will invest primarily in U.S. investment grade bonds. Bonds held by the Trust may take the form of bonds, notes, bills, debentures, convertible securities, warrants attached to debt securities, bank debt obligations, loan participations and assignments, trust preferred securities and securities issued by entities organized and operated for the purpose of restructuring the investment characteristics of securities. Under current market conditions, the Trust intends to invest primarily in corporate bonds, mortgage-related securities and U.S. government and agency debt securities.

                  Under normal market conditions, the Trust will invest at least 75% of its Managed Assets in investment grade quality bonds. Investment grade quality means that such bonds are rated, at the time of investment, within the four highest grades (Baa or BBB or better by Moody's, S&P, Fitch or another nationally recognized rating agency) by one nationally recognized rating agency or are unrated but judged to be of comparable quality by BlackRock. Bonds that are rated by two or more nationally recognized rating agencies will be considered to have the higher credit rating. Changes in economic conditions or other circumstances are more likely to lead to a weakened capacity for bonds that are rated BBB or Baa (or that have equivalent ratings) to make principal and interest payments than is the case for higher rated bonds. The Trust may invest up to 25% of its Managed Assets in bonds that are rated, at the time of investment, Ba/BB or below by Moody's, S&P, Fitch or another nationally recognized rating agency or that are unrated but judged to be of comparable quality by BlackRock. Bonds of below investment grade quality are commonly referred to as "junk bonds." Bonds of below investment grade quality are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. The lowest rated bonds in which the Trust may invest are securities rated in the category "C" or determined by BlackRock to be of comparable quality. Securities rated "C" are considered highly speculative and may be used to cover a situation where the issuer has filed a bankruptcy petition but debt service payments are continued. While such debt will likely have some quality and protective characteristics, those are outweighed by large uncertainties or major risk exposure to adverse conditions. These credit quality policies apply only at the time a security is purchased, and the Trust is not required to dispose of a security if a rating agency downgrades its assessment of the credit characteristics of a particular issue. In determining whether to retain or sell a security that a rating agency has downgraded, BlackRock may consider such factors as BlackRock's assessment of the credit quality of the issuer of the security, the price at which the security could be sold and the rating, if any, assigned to the security by other rating agencies. Appendix C to this proxy statement contains a description of Moody's, S&P's and Fitch's ratings of debt securities.

                  The Trust may invest up to 10% of its Managed Assets in bonds denominated in currencies other than the U.S. dollar. The Trust may also invest up to 10% of its assets in securities of other open or closed-end investment companies that invest primarily in bonds of the types in which the Trust may invest directly.

                  The Trust can borrow money to buy additional securities. This practice is known as "leverage." The Trust may borrow from banks or other financial institutions or through reverse repurchase agreements, dollar rolls and other investment techniques. The Trust currently anticipates borrowing funds and/or issuing preferred shares in an aggregate amount of approximately 33 1/3% of its total assets.

                  The Trust may lend some of its securities in order to earn income. The Trust will receive collateral in cash or high quality securities equal to the current value of the loaned securities. The Trust earns interest on the securities it lends and income when it invests the collateral for the loaned securities. These loans will be limited to 33 1/3% of the value of the Trust's total assets.

                  BlackRock may, but is not required to, when consistent with the Trust's investment objective, use various strategic investment transactions described below to earn income, facilitate portfolio management and mitigate risks, including currency risk.
See "--Strategic Transactions."

                  During temporary defensive periods, including the period during which the net proceeds of this offering are being invested, and in order to keep the Trust fully invested, the Trust may invest up to 100% of its Managed Assets in short-term investments. The Trust may not achieve its investment objective under these circumstances.

                  For more information concerning Proposed BNA's investment policies and strategies, see "Investment Policies Applicable to Both Current and Proposed BNA" below.

Lower Grade Securities

                  The Trust may invest up to 25% of its Managed Assets in bonds rated below investment grade such as those rated Ba or lower by Moody's and BB or lower by S&P or securities comparably rated by other rating agencies or in unrated securities determined by BlackRock to be of comparable quality. These lower grade securities are commonly known as "junk bonds." Securities rated below investment grade are judged to have speculative characteristics with respect to the interest and principal payments.

                  The values of lower grade securities often reflect individual corporate developments and have a high sensitivity to economic changes to a greater extent than do higher rated securities. Issuers of lower grade securities are often in the growth stage of their development and/or involved in a reorganization or takeover. The companies are often highly leveraged (have a significant amount of debt relative to stockholders' equity) and may not have available to them more traditional financing methods, thereby increasing the risk associated with acquiring these types of securities. In some cases, obligations with respect to lower grade securities are subordinated to the prior repayment of senior indebtedness, which will potentially limit the Trust's ability to fully recover principal or to receive interest payments when senior securities are in default. Thus, investors in lower grade securities have a lower degree of protection with respect to principal and interest payments than do investors in higher rated securities.

                  During an economic downturn, a substantial period of rising interest rates or a recession, issuers of lower grade securities may experience financial distress possibly resulting in insufficient revenues to meet their principal and interest payment obligations, to meet projected business goals and to obtain additional financing. An economic downturn could also disrupt the market for lower-rated securities and adversely affect the ability of the issuers to repay principal and interest. If the issuer of a security held generally by the Trust defaults, the Trust may not receive full interest and principal payments due to it and could incur additional expenses if it chose to seek recovery of its investment.

                  The secondary markets for lower grade securities are not as liquid as the secondary markets for higher rated securities. The secondary markets for lower grade securities are concentrated in relatively few market makers and participants in the markets are mostly institutional investors, including insurance companies, banks, other financial institutions and mutual funds. In addition, the trading volume for lower grade securities is generally lower than that for higher rated securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse change in the condition of a particular issuer. Under certain economic and/or market conditions, the Trust may have difficulty disposing of certain lower grade securities due to the limited number of investors in that sector of the market. An illiquid secondary market may adversely affect the market price of the lower grade securities, which may result in increased difficulty selling the particular issue and obtaining accurate market quotations on the issue when valuing the Trust's assets. Market quotations on lower grade securities are available only from a limited number of dealers, and such quotations may not be the actual prices available for a purchase or sale.

                  The high yield markets may react strongly to adverse news about an issuer or the economy, or to the perception or expectation of adverse news, whether or not it is based on fundamental analysis. Additionally, prices for lower grade securities may be affected by legislative and regulatory developments. These developments could adversely affect the Trust's net asset value and investment practices, the secondary market for lower grade securities, the financial condition of issuers of these securities and the value and liquidity of outstanding lower grade securities, especially in a thinly traded market. For example, federal legislation requiring the divestiture by federally insured savings and loan associations of their investments in lower grade securities and limiting the deductibility of interest by certain corporate issuers of lower grade securities adversely affected the lower grade securities market in the past.

                  When the secondary market for lower grade securities becomes more illiquid, or in the absence of readily available market quotations for such securities, the relative lack of reliable objective data makes it more difficult to value the Trust's securities, and judgment plays a more important role in determining such valuations. Increased illiquidity in the junk bond market, in combination with the relative youth and growth of the market for such securities, also may affect the ability of the Trust to dispose of such securities at a desirable price. Additionally, if the secondary markets for lower grade securities contract due to adverse economic conditions or for other reasons, certain of the Trust's liquid securities may become illiquid and the proportion of the Trust's assets invested in illiquid securities may significantly increase.

Foreign Securities

                  The Trust may invest up to 10% of its Managed Assets in bonds issued in foreign currencies (including the Canadian dollar). Although the Trust intends to invest primarily in securities of governments or established companies based in developed countries, the value of the Trust's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of Trust securities and could favorably or unfavorably affect the Trust's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. It may also be more difficult to obtain and enforce a judgment against a foreign issuer. In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. Any foreign investments made by the Trust must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

                  Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Trust may hold various foreign currencies from time to time, the value of the net assets of the Trust as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates. Generally, the Trust's currency exchange transactions will be conducted on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange market. The cost of the Trust's currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold. In order to protect against uncertainty in the level of future foreign currency exchange, the Trust is authorized to enter into certain foreign currency exchange transactions.

                  The Trust may also invest in issuers located in emerging market countries. Investment in securities of issuers based in underdeveloped emerging markets entails all of the risks of investing in securities of foreign issuers outlined in the above section to a heightened degree. In addition to brokerage commissions, custodial services and other costs relating to investments in emerging markets are generally more expensive than in the United States. Such markets have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Trust to make intended securities purchases due to settlement problems could cause the Trust to miss attractive investment opportunities. An inability to dispose of a security due to settlement problems could result in losses to the Trust due to subsequent declines in the value of the security.

         3) Investment Policies Applicable to both Current and
        Proposed BNA

         The following are applicable to both Current BNA and Proposed BNA:

Corporate Bonds

                  The Trust will invest in corporate bonds. The investment return of corporate bonds reflects income on the security and changes in the market value of the security. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation's performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.

U.S. Government Securities

                  The Trust may invest in debt securities issued or guaranteed by the U.S. government, its agencies or instrumentalities including: (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance, such as U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. government under the Separate Trading of Registered Interest and Principal Securities program (i.e., "STRIPS"), all of which are backed by the full faith and credit of the United States; and (2) obligations issued or guaranteed by U.S. government agencies or instrumentalities, including government guaranteed mortgage-related securities, some of which are backed by the full faith and credit of the U.S. Treasury, some of which are supported by the right of the issuer to borrow from the U.S. government and some of which are backed only by the credit of the issuer itself.

Mortgage-Related Securities

                  The Trust will invest in mortgage-related securities. Mortgage-related securities are a form of security collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private issuers. These securities may include complex instruments such as collateralized mortgage obligations, stripped mortgage-backed securities, mortgage pass-through securities, interests in real estate mortgage investment conduits, adjustable rate mortgages, real estate investment trusts ("REITs"), including debt and preferred stock issued by REITs, as well as other real estate-related securities. The mortgage-related securities in which the Trust may invest include those with fixed interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest.

                  Interests in pools of mortgage-related securities differ from other forms of bonds, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the "Government National Mortgage Association," or "GNMA") are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

                  The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective maturity of the security beyond what was anticipated at the time of purchase. To the extent that unanticipated rates of prepayment on underlying mortgages increase in the effective maturity of a mortgage-related security, the volatility of such security can be expected to increase.

                  The yield and maturity characteristics of mortgage-related securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may normally be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. The relationship between prepayments and interest rates may give some mortgage-related securities less potential for growth in value than conventional fixed-income securities with comparable maturities. In addition, in periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by the Trust will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. Because of these and other reasons, a mortgage-related security's total return and maturity may be difficult to predict precisely. To the extent that the Trust purchases mortgage-related securities at a premium, prepayments (which may be made without penalty) may result in loss of the Trust's principal investment to the extent of premium paid.

                  Mortgage-related securities come in different classes that have different risks. The Trust may invest in lower, or junior, classes of mortgage-related securities which may have a rating below investment grade and therefore are riskier investments than higher rated securities. Junior classes of mortgage-related securities protect the senior class investors against losses on the underlying mortgage loans by taking the first loss if there are liquidations among the underlying loans. Junior classes generally receive principal and interest payments only after all required payments have been made to more senior classes. Because the Trust may invest in junior classes of mortgage-related securities, it may not be able to recover all of its investment in the securities it purchases. In addition, if the underlying mortgage portfolio has been overvalued, or if mortgage values subsequently decline, the Trust may suffer significant losses.

                  Investments in mortgage-related securities, especially lower rated securities, involve the risks of interruptions in the payment of interest and principal (delinquency) and the potential for loss of principal if the property underlying the security is sold as a result of foreclosure on the mortgage (default). These risks include the risks associated with direct ownership of real estate, such as the effects of general and local economic conditions on real estate values, the conditions of specific industry segments, the ability of tenants to make lease payments and the ability of a property to attract and retain tenants, which in turn may be affected by local market conditions such as oversupply of space or a reduction of available space, the ability of the owner to provide adequate maintenance and insurance, energy costs, government regulations with respect to environmental, zoning, rent control and other matters, and real estate and other taxes. The risks associated with the real estate industry will be more significant for the Trust to the extent that it invests in mortgage-related securities. These risks are heightened in the case of mortgage-related securities related to a relatively small pool of mortgage loans. If the underlying borrowers cannot pay their mortgage loans, they may default and the lenders may foreclose on the property. Finally, the ability of borrowers to repay mortgage loans underlying mortgage-related securities will typically depend upon the future availability of financing and the stability of real estate values.

                  For mortgage loans not guaranteed by a government agency or other party, the only remedy of the lender in the event of a default is to foreclose upon the property. If borrowers are not able or willing to pay the principal balance on the loans, there is a good chance that payments on the related mortgage-related securities will not be made. Certain borrowers on underlying mortgages may become subject to bankruptcy proceedings, in which case the value of the mortgage-related securities may be hurt.

                  Stripped Mortgage-Backed Securities. The Trust also may invest in Stripped Mortgage-Backed Securities. Stripped Mortgage-Backed Securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security, or IO, and all of the principal is distributed to holders of another type of security known as a principal-only security, or PO. Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Trust may not fully recoup its initial investment in IOs even if the security has received the highest rating from one or more nationally recognized statistical ratings organizations. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

When-Issued and Forward Commitment Securities

                  The Trust may buy and sell bonds on a when-issued basis and may purchase or sell bonds on a "forward commitment" basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. This type of transaction may involve an element of risk because no interest accrues on the bonds prior to settlement and, because bonds are subject to market fluctuations, the value of the bonds at the time of delivery may be less or more than cost. The Trust will designate on its books and records, cash or other liquid debt securities having a market value at all times at least equal to the amount of the commitment.

Other Investment Companies

                  The Trust may invest up to 10% of its assets in securities of other open- or closed-end investment companies that invest primarily in bonds of the types in which the Trust may invest directly. The Trust generally expects to invest in other investment companies either during periods when it has large amounts of uninvested cash, such as the period shortly after the Trust receives the proceeds of the offering of its common shares, or during periods when there is a shortage of attractive opportunities in the fixed-income market. As a shareholder in an investment company, the Trust would bear its ratable share of that investment company's expenses, and would remain subject to payment of the Trust's advisory and other fees and expenses with respect to assets so invested.

                  Holders of common shares would therefore be subject to duplicative expenses to the extent the Trust invests in other investment companies. BlackRock will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available bond investments. The securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks to which the Trust is subject. As described in this prospectus in the sections entitled "Risks" and "Borrowings and Preferred Shares," the net asset value and market value of leveraged shares will be more volatile and the yield to stockholders will tend to fluctuate more than the yield generated by unleveraged shares. Investment companies may have investment policies that differ from those of the Trust. In addition, to the extent the Trust invests in other investment companies, the Trust will be dependent upon the investment and research abilities of persons other than BlackRock. The Trust treats its investments in such open- or closed-end investment companies as investments in bonds.

Borrowings

                  The Trust currently anticipates borrowing funds in an aggregate amount of approximately 33 1/3% of its total assets to purchase additional securities. This practice is known as "leverage." The Trust may borrow from banks and other financial institutions and may also borrow additional funds using such investment techniques and in such amounts as BlackRock may from time to time determine. Of these investment techniques, the Trust expects primarily to use reverse repurchase agreements and dollar roll transactions. Changes in the value of the Trust's bond portfolio, including bonds bought with the proceeds of the leverage, will be borne entirely by the holders of common shares. If there is a net decrease, or increase, in the value of the Trust's investment portfolio, the leverage will decrease, or increase (as the case may be), the net asset value per common share to a greater extent than if the Trust were not leveraged. During periods in which the Trust is using leverage, the fees paid to BlackRock for advisory and sub-advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust's Managed Assets, including leverage. Leverage involves greater risks. The Trust's leveraging strategy may not be successful.

Reverse Repurchase Agreements

                  Borrowings may be made by the Trust through reverse repurchase agreements under which the Trust sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. Such agreements are considered to be borrowings under the Investment Company Act. The Trust may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction.

Dollar Roll Transactions

                  Borrowings may be made by the Trust through dollar roll transactions. A dollar roll transaction involves a sale by the Trust of a mortgage-backed or other security concurrently with an agreement by the Trust to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold. During the period between the sale and repurchase, the Trust will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Trust, and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of dollar rolls.

Strategic Transactions

                  The Trust may, but is not required to, use various strategic transactions described below to earn income, facilitate portfolio management and mitigate risks. Such strategic transactions are generally accepted under modern portfolio management and are regularly used by many mutual funds and other institutional investors. Although BlackRock seeks to use the practices to further the Trust's investment objective, no assurance can be given that these practices will achieve this result.

                  The Trust may purchase and sell derivative instruments such as exchange-listed and over-the-counter put and call options on securities, financial futures, equity, fixed-income and interest rate indices, and other financial instruments, purchase and sell financial futures contracts and options thereon, enter into various interest rate transactions such as swaps, caps, floors or collars and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures or credit transactions and credit default swaps. The Trust also may purchase derivative instruments that combine features of these instruments. Collectively, all of the above are referred to as "Strategic Transactions." The Trust generally seeks to use Strategic Transactions as a portfolio management or hedging technique to seek to protect against possible adverse changes in the market value of securities held in or to be purchased for the Trust's portfolio, protect the value of the Trust's portfolio, facilitate the sale of certain securities for investment purposes, manage the effective interest rate exposure of the Trust, protect against changes in currency exchange rates, manage the effective maturity or duration of the Trust's portfolio, or establish positions in the derivatives markets as a temporary substitute for purchasing or selling particular securities. The Trust may use Strategic Transactions to enhance potential gain, although no more than 5% of the Trust's Managed Assets will be committed to variation margin for Strategic Transactions for non-hedging purposes.

                  Strategic Transactions have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivative instruments. Furthermore, the ability to successfully use Strategic Transactions depends on BlackRock's ability to predict pertinent market movements, which cannot be assured. Thus, the use of Strategic Transactions may result in losses greater than if they had not been used, may require the Trust to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Trust can realize on an investment, or may cause the Trust to hold a security that it might otherwise sell. The use of currency transactions can result in the Trust incurring losses as a result of the imposition of exchange controls, suspension of settlements or the inability of the Trust to deliver or receive a specified currency. Additionally, amounts paid by the Trust as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Trust for investment purposes.





                                    ANNEX B

                  The following chart provides a summary comparison of the investment policies of Current BNA and Proposed BNA. This chart is qualified by reference to the discussion under Description of the Restructuring" in Proposal 1:


                                                 Current BNA                         Proposed BNA

Investment Objective                  o        To manage a portfolio of   o        Providing current income
                                               investment grade                    and capital appreciation
                                               securities to achieve
                                               high monthly income
                                               consistent with the
                                               preservation of capital.
Investment Policies                   o        Invests in Canadian and    o        Will invest primarily in
                                               U.S. dollar-denominated             a diversified portfolio
                                               securities.                         of investment grade
                                                                                   bonds, including
                                      o        Invests at least 50% and            corporate bonds, U.S.
                                               may invest 100% of its              government and agency
                                               assets in Canadian                  securities and
                                               dollar-denominated                  mortgage-related
                                               securities.                         securities and fewer or
                                                                                   no securities
                                      o        Invests at least 65% of             denominated in the
                                               its assets in government            Canadian dollar
                                               securities, and a
                                               majority of its assets
                                               in U.S. and Canadian
                                               mortgage backed
                                               securities.
Credit Quality                        o        All assets are either      o        Will invest at least 75%
                                               government securities or            of its Managed Assets in
                                               investment grade bonds.             investment grade bonds.

                                                                                   May invest remaining 25%
                                                                                   of its Managed Assets in
                                                                                   high yield bonds.

Foreign Securities                    o        May invest up to 100% of   o        May invest up to 10% of
                                               its total assets in                 its total assets in
                                               Canadian dollar-                    securities denominated
                                               denominated securities              in foreign currencies,
                                               and as a matter of                  including Canada and
                                               non-fundamental policy,             "emerging markets."
                                               invests at least 50% of
                                               its total assets in
                                               Canadian
                                               dollar-denominated
                                               securities.

Diversification                       o        Is non-diversified which        o    Will be diversified
                                               means it can concentrate             which means it may not,
                                               its assets in a small                with respect to 75% of
                                               number of issuers.                   its total assets,

                                                                                   invest more than 5% of the
                                                                                   value of its total assets
                                                                                   in the securities of any
                                                                                   single issuer or purchase
                                                                                   more than 10% of the
                                                                                   outstanding voting
                                                                                   securities of any one
                                                                                   issuer. As a result, it
                                                                                   will be less susceptible
                                                                                   to any single economic,
                                                                                   political or regulatory
                                                                                   occurrence.




                                    ANNEX C
                            RATINGS OF INVESTMENTS


Standard & Poor's Corporation -- A brief description of the applicable Standard & Poor's Ratings Group ("S&P") rating symbols and their meanings (as published by S&P) follows:

Long-Term Debt

     An S&P corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers or lessees.

     The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

     The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

     The ratings are based, in varying degrees, on the following considerations:

            1. Likelihood of default-- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

            2.  Nature of and provisions of the obligation; and

            3. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Investment Grade

      AAA Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

      AA Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

      A Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      BBB Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.


Speculative Grade Rating

     Debt rated "BB", "B", "CCC", "CC" and "C" is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest. While such debt will likely have some quality and protective characteristics these are outweighed by major uncertainties or major exposures to adverse conditions.

      BB Debt rated "BB" has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB" rating.

      B Debt rated "B" has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB" rating.

      CCC Debt rated "CCC" has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

                           The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B" rating.

      CC Debt rated "CC" has a currently identifiable high vulnerability to default. It typically is applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" debt rating.

      C Debt rated "C" is currently vulnerable to nonpayment and is dependent upon business, financial and economic conditions for the obligor to meet its financial commitment or obligation. It typically is applied to debt subordinated to senior debt which is assigned an actual or implied "CCC" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

      D Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

     Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     Provisional Ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise judgment with respect to such likelihood and risk.

      L The letter "L" indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is Federally insured by the Federal Savings & Loan Insurance Corporation or the Federal Deposit Insurance Corporation* and interest is adequately collateralized. In the case of certificates of deposit the letter "L" indicates that the deposit, combined with other deposits being held in the same right and capacity will be honored for principal and accrued pre-default interest up to the Federal insurance limits within 30 days after closing of the insured institution or, in the event that the deposit is assumed by a successor insured institution, upon maturity.

      * Continuance of the rating is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flow.

      NR Indicates no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

Municipal Notes

     An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

     -- Amortization schedule (the larger the final maturity relative to other maturities, the more likely it will be treated as a note).

     -- Source of payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

     Note rating symbols are as follows:

      SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

      SP-2                 Satisfactory capacity to pay principal and interest.

      SP-3                 Speculative capacity to pay principal and interest.

     A note rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information or based on other circumstances.

Commercial Paper

     An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days.

     Ratings are graded into several categories, ranging from "A-1" for the highest quality obligations to "D" for the lowest. These categories are as follows:

      A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

      A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

      A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

      B Issues rated "B" are regarded as having only speculative capacity for timely payment.


      C This rating is assigned to short-term debt obligations with a currently high vulnerability to nonpayment.


      D Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

     A commercial rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information or based on other circumstances.

     Moody's Investors Service, Inc.-- A brief description of the applicable Moody's Investors Service, Inc. ("Moody's") rating symbols and their meanings (as published by Moody's) follows:

Municipal Bonds

      Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

      Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

      B                    Bonds which are rated B generally lack
                           characteristics of the desirable investment.
                           Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

      Caa                  Bonds which are rated Caa are of poor standing.
                           Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

      C Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

      Note: Moody's applies numerical modifiers 1, 2 and 3 in each generic rating category from Aa to B in the public finance sectors. The modifier 1 indicates that the issuer is in the higher end of its letter rating category; the modifier 2 indicates a mid-range ranking; the modifier 3 indicates that the issuer is in the lower end of the letter ranking category.

Short-Term Loans

      MIG 1/VMIG 1 This designation denotes superior credit quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing.

      MIG 2/VMIG 2         This designation denotes strong credit quality.
                           Margins of protection are ample although not so large as in the preceding group.

      MIG 3/VMIG 3 This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well-established.

      S.G. This designation denotes speculative quality. Debt instruments in this category may lack margins of protection.

Commercial Paper

     Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

     -- Leading market positions in well-established industries.

     -- High rates of return on funds employed.

     -- Conservative capitalization structures with moderate reliance on debt and ample asset protection.

     -- Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     -- Well-established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

         Issuers rated Not Prime do not fall within any of the Prime rating categories.


     Fitch IBCA, Inc.-- A brief description of the applicable Fitch IBCA, Inc. ("Fitch") ratings symbols and meanings (as published by Fitch) follows:

Long-Term Credit Ratings

     Investment Grade

      AAA Highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

      AA Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

      A High credit quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

      BBB Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

      BB Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

      B Highly speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

      CCC, CC, C High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

      DDD, DD, and D Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

     Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

Short-Term Credit Ratings

     A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

      F1 Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

      F2 Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

      F3 Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

      B Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

      C                    High default risk. Default is a real possibility.
                           Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

      D                    Default.  Denotes actual or imminent payment default.

     Notes:

     "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category, to categories below "CCC," or to short-term ratings other than "F1."

     "NR" indicates that Fitch does not rate the issuer or issue in question.

     "Withdrawn": A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

     Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for a potential downgrade, or "Evolving," if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.







                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

                                 July 31, 2002

                    THE BLACKROCK NORTH AMERICAN GOVERNMENT
                               INCOME TRUST INC.
                                 COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anne F. Ackerley, Robert S. Kapito and Henry Gabbay as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of The BlackRock North American Government Income Trust Inc. (the "Trust") held of record by the undersigned on June 24, 2002 at the Special Meeting of Stockholders of the Trust to be held on July 31, 2002 or at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.


                    PLEASE MARK BOXES IN BLUE OR BLACK INK.

                 SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE PAID ENVELOPE.

           TO VOTE BY TELEPHONE PLEASE CALL (800) ________________.
                 TO VOTE BY INTERNET LOG ONTO ______________.


HAS YOUR ADDRESS CHANGED?       DO YOU HAVE ANY COMMENTS?

-------------------------------     --------------------------------

-------------------------------     --------------------------------

-------------------------------     --------------------------------



[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                                    THE BLACKROCK
                  NORTH AMERICAN GOVERNMENT INCOME TRUST INC.

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                                                           [_]

Vote on Proposals:

1.       To approve a change in BNA's investment objective

                                                     For               Against          Abstain
                                                     [_]               [_]               [_]

2.       To modify BNA's fundamental investment restriction concerning senior securities and borrowing.
                                                     For               Against          Abstain
                                                     [-]               [-]               [-]

3.       To modify BNA's fundamental investment restriction concerning investment in real estate.
                                                     For               Against          Abstain
                                                     [_]               [_]               [_]

4.       To modify BNA's fundamental investment restriction concerning the purchase or sale of commodities.

                                                     For               Against          Abstain
                                                     [_]               [_]               [_]

5. To reclassify BNA's fundamental investment restriction concerning investing for the purpose of exercising control over management from fundamental to non-fundamental.

                                                     For               Against          Abstain
                                                     [_]               [_]              [_]

6.       To reclassify BNA's fundamental investment restriction concerning short sales from fundamental to non-fundamental.

                                                     For               Against          Abstain
                                                     [_]               [_]              [_]

Please be sure to sign and date this proxy.                                                      Date

---Stockholder sign here---                                   ---Co-Owner sign here---

--------
1     As reported in Form 13F-HR dated May 13,2002, filed with the Securities and Exchange Commission.

2 "Managed Assets means the total assets of the Trust (including any assets attributable to any preferred shares that may be outstanding) minus the sum of accrued liabilities (other than debt representing financial leverage). The liquidation preference of any preferred shares is not a liability.


3 BNA currently anticipates there will be a slight decrease in its Total
Annual Fund Operating Expenses resulting from a reduction in custodial expenses relating to foreign currency.